Exhibit 99.6

180 THERAPEUTICS L.P.
CONDENSED BALANCE SHEETS

	June 30, 2019	December 31, 2018
	(unaudited)
Assets
Current Assets:
Cash	$40,390	$125,245
Prepaid expenses	610,825	—
Other receivable, net of allowance	—	—
Total Assets	$651,215	$125,245

Liabilities and Partners’ Deficit
Current Liabilities:
Accounts payable	$12,266	$17,240
Accrued expenses	183,068	6,679
Accrued interest – related parties	66,706	59,824
Due to related parties	540,100	—
Convertible notes payable – related parties (past due)	270,000	270,000
Loan payable – related party	15,000	—
Deferred income – related party	529,012	—
Total Liabilities	1,616,152	353,743

Commitments and Contingencies (Note 7)

Partners’ Deficit:
Units, 12,000,000 units authorized; 10,200,000 and 6,120,000 units issued and outstanding at June 30, 2019 and December 31, 2018, respectively	4,200	4,200
Accumulated deficit	(969,137)	(232,698)
Total Partners’ Deficit	(964,937)	(228,498)
Total Liabilities and Partners’ Deficit	$651,215	$125,245

The accompanying notes are an integral part of these condensed financial statements.

180 THERAPEUTICS L.P.
CONDENSED STATEMENTS OF OPERATIONS
(unaudited)

	For The Six Months Ended June 30,
	2019	2018
Operating Expenses:
Research and development	$246,260	$—
General and administrative	824,265	68,214
Total Operating Expenses	1,070,525	68,214
Other Income (Expense):
Other income – related party	340,968	—
Interest expense – related parties	(6,882)	(6,303)
Total Other Income (Expense)	334,086	(6,303)
Net Loss	$(736,439)	$(74,517)

The accompanying notes are an integral part of these condensed financial statements.

180 THERAPEUTICS L.P.
CONDENSED STATEMENTS OF CHANGES IN PARTNERS’ DEFICIT
(unaudited)

	Six Months Ended June 30, 2019
	Units		Partners’ Interest		Total
	General Partners	Limited Partners	General Partners	Limited Partners	Partners’ Deficit
Balance – January 1, 2019	6,060,000	60,000	$(227,537)	$(961)	$(228,498)
Units issued for consulting services	—	4,080,000	—	—	—
Net loss	—	—	(433,173)	(303,266)	(736,439)
Balance – June 30, 2019	6,060,000	4,140,000	$(660,710)	$(304,227)	$(964,937)

	Six Months Ended June 30, 2018
	Units		Partners’ Interest		Total
	General Partners	Limited Partners	General Partners	Limited Partners	Partners’ Deficit
Balance – January 1, 2018	6,000,000	60,000	$(6,696)	$(134)	$(6,830)
Net loss	—	—	(73,056)	(1,461)	(74,517)
Balance – June 30, 2018	6,000,000	60,000	$(79,752)	$(1,595)	$(81,347)

The accompanying notes are an integral part of these condensed financial statements.

180 THERAPEUTICS L.P.
CONDENSED STATEMENTS OF CASH FLOWS
(unaudited)

	For The Six Months Ended June 30,
	2019	2018
Cash Flows From Operating Activities:
Net loss	$(736,439)	$(74,517)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	420,000	—
Changes in operating assets and liabilities:
Prepaid expenses	(610,825)	—
Accounts payable	(4,974)	2,866
Accrued expenses	176,389	—
Accrued interest – related parties	6,882	6,303
Deferred income	529,012	—
Total adjustments	516,484	9,169
Net Cash Used In Operating Activities	(219,955)	(65,348)

Cash Flows From Financing Activities:
Proceeds from advances from related parties	120,100	—
Proceeds from loan payable related parties	15,000	—
Net Cash Provided By Financing Activities	135,100	—
Net Decrease In Cash	(84,855)	(65,348)
Cash – Beginning of Period	125,245	335,838
Cash – End of Period	$40,390	$270,490

Supplemental Disclosures of Cash Flow Information:
Non-Cash Financing Activities:
Receivable from a related party Funds advanced on Company’s behalf by a related party	$(555,100)	$—

The accompanying notes are an integral part of these condensed financial statements.

180 THERAPEUTICS L.P.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018
(unaudited)

NOTE 1 — BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

180 Therapeutics L.P. (“180 LP” or the “Company”) was incorporated as a limited partnership in the State of Delaware on September 6, 2013. The Company is a clinical stage biopharmaceutical company located in Massachusetts focused on the discovery and development of biologic therapies for the treatment of fibrosis.

NOTE 2 — GOING CONCERN AND MANAGEMENT’S PLANS

The Company has incurred operating losses since inception. The Company expects to invest a significant amount of capital to fund research and development. As a result, the Company expects that its operating expenses will increase significantly, and consequently will require significant revenues to become profitable. Even if the Company does become profitable, it may not be able to sustain or increase profitability on a quarterly or annual basis. The Company cannot predict when, if ever, it will be profitable. There can be no assurance that the intellectual property of the Company, or other technologies it may acquire, will meet applicable regulatory standards, obtain required regulatory approvals, be capable of being produced in commercial quantities at reasonable costs, or successfully marketed. The Company plans to undertake additional laboratory studies with respect to its intellectual property, and there is no assurance that the results from such studies or trials will result in a commercially viable product or will not identify unwanted side effects.

These unaudited condensed financial statements have been prepared under the assumption of a going concern, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. As of June 30, 2019, the Company had a partners’ deficit of $964,937 and a working capital deficiency of $964,937. The Company’s ability to maintain its existence is dependent upon the continuing support of its creditors and its success in obtaining new financing for its ongoing operations. Financing options available to the Company include potential debt and equity financings. If the Company is unable to obtain such additional financing timely, it may have to curtail its development, marketing and promotional activities, which would have a material adverse effect on its business, financial condition and results of operations, and could ultimately be forced to discontinue its operations and liquidate. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time, which is defined as within one year after the date that these financial statements are issued. The accompanying unaudited condensed financial statements do not include any adjustments that may become necessary, should the Company be unable to continue as a going concern. See Note 8 — Subsequent Events for additional details regarding the private merger (“Reorganization”) between the Company, Katexco Pharmaceuticals, Corp. (“Katexco”), CannBioRex Pharmaceuticals Corp (“CBR Pharma”), and 180 Life Sciences Corp (“180”) and for the public merger (“Business Combination”) between 180 and a special acquisition company and public company.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, such financial statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the condensed financial position of the Company as of June 30, 2019 and December 31, 2018, and the condensed results of its operations, changes in partners’ deficit and cash flows for the six months ended June 30, 2019 and 2018. The results of operations for the six months ended June 30, 2019 are not necessarily indicative of the operating results for the full year ending December 31, 2019 or any other period. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and related disclosures of the Company as of December 31, 2018 and for the year then ended, which are included elsewhere in this filing.

180 THERAPEUTICS L.P.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018
(unaudited)

NOTE 4 — RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

On January 1, 2019, the Company adopted Accounting Standards Update (“ASU”) 2016-15, “Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). The new standard makes changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. The adoption of ASU 2016-15 did not have a material impact on the Company’s financial statements or disclosures.

NOTE 5 — PARTNERS’ DEFICIT

On May 2, 2019, the Company issued to a certain related party consultant an aggregate of 4,080,000 units for services rendered. The 4,080,000 units are subject to redemption by the Company for an aggregate redemption price of $4.00 if (i) the Company does not enter into the Business Combination by July 31, 2019, or (ii) the closing of the Business Combination does not occur on or prior to October 31, 2019; or (iii) the consultant terminates its service with the Company prior to October 31, 2019. Through June 30, 2019, it is not probable that the performance conditions will be met that would eliminate the redemption provision and accordingly the Company has not recognized equity-based compensation expense related to the units (see Note 8 — Subsequent Events for additional details regarding the Business Combination). On November 11, 2019, the redemption provision was waived.

NOTE 6 — RELATED PARTIES

Cost Sharing Agreement

The Company entered into various cost sharing agreements between March 26, 2019 and May 21, 2019 with CBR Pharma and Katexco, both related parties that have common directors and officers with the Company. The companies agree to share certain future merger expenses for specific transactions (see Note 8 – Subsequent Events for details) as follows:

	Reorganization Costs	Business Combination Costs Incurred in the United States
CBR Pharma	25.93%	28.57%
Katexco	29.63%	31.43%
180 LP	44.44%	40.00%
	100.00%	100.00%

Other Receivable, Net of Allowance

As of June 30, 2019, the Company had a receivable of $420,000 from 180 which was fully reserved for because repayment is not assured. The $420,000 was advanced by a related party, with shared officers and directors, to 180, on the Company’s behalf.

Due to Related Parties

As of June 30, 2019, the amount due to related parties was $540,100 and consisted of payments made by the related parties on behalf of the Company through April 10, 2019. After April 10, 2019, the Company entered into a loan agreement with the related parties, CBR Pharma and Katexco, which are companies with shared officers and directors. (see Loan Payable — Related Parties below).

180 THERAPEUTICS L.P.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018
(unaudited)

NOTE 6 — RELATED PARTIES (cont.)

On July 16, 2019, the Company and these related parties were all acquired by a company formed for the purpose of bringing these related companies under a single corporate umbrella. See Note 8 — Subsequent Events for additional details.

Convertible Notes Payable — Related Parties

During the six months ended June 30, 2019 and 2018, the Company recorded interest expense — related parties of $6,882 and $6,303 related to the $270,000 of convertible notes (the “Notes”) held by certain Company directors, respectively. As of June 30, 2019 and December 31, 2018, the Company had $66,706 and $59,824 of accrued interest related to the convertible notes, respectively. These convertible notes are past due and are therefore classified as current liabilities in the accompanying condensed balance sheets and continue to accrue interest at 2.5% and 5.0% per annum, compounded annually.

Effective upon the closing of the first issuance of convertible preferred units (or units with similar rights) with proceeds of a least $1,000,000 (the “Qualified Financing”), all of the outstanding principal and interest under these Notes will automatically be converted into units, or other equity interests of the Company of the same class issued to other investors in the Qualified Financing, at a conversion price equal to 80% of the price per unit of the Qualified Financing securities paid by the other investors. The Notes contain contingent beneficial conversion features, which will be accounted for at the time the conversion price is known and the contingency is resolved.

Loan Payable — Related Party

On April 10, 2019, the Company entered into a loan agreement with related parties, CBR Pharma and Katexco, which are companies with shared officers and directors. The Company can borrow up to $150,000 and will pay a simple annual interest rate of 8% on the loan balance. As of June 30, 2019, the loan payable amount was $15,000 and consists of payments made on behalf of the Company for various expenses.

On July 16, 2019, the Company and these related parties were all acquired by a company formed for the purpose of bringing these related companies under a single corporate umbrella. See Note 8 — Subsequent Events for additional details.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Reformation Pharmaceuticals Agreement — Related Party

On February 26, 2019, the Company entered into a one-year agreement with a pharmaceutical corporation (the “Agreement”), , who is a related party that share directors and officers of the Company, pursuant to which the pharmaceutical corporation agreed to pay the Company $1.2 million for rights of first negotiation to provide for an acquisition of any arising intellectual property or an exclusive licensing, partnering, or collaboration transaction to use any arising intellectual property with respect to a contemplated research agreement between the Company and a certain university (see the “Research Agreement” below), which was signed on March 22, 2019 and therefore is the start date of the project. The $1.2 million is payable as follows: $0.9 million is payable within 10 days of the execution of the Agreement and $0.3 million is payable over the one-year term of the agreement. Additionally, pursuant to the Agreement, the pharmaceutical company may extend its rights of first negotiation for a period of 18 months for an additional $1.8 million. During the six months ended June 30, 2019, the Company received $0.9 million in connection with the Agreement, which was recorded as deferred income and is recognized as other income on a straight-line basis over a one-year period. The Company recognized income of approximately $0.35 million related to the Agreement during the six months ended June 30, 2019, which is included in other income in the accompanying condensed statement of operations. As of June 30, 2019, the balance of deferred income related to the Agreement was $529,012.

180 THERAPEUTICS L.P.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018
(unaudited)

NOTE 7 — COMMITMENTS AND CONTINGENCIES (cont.)

Oxford University Agreement

On March 22, 2019, the Company entered into a one-year Research Agreement with Oxford University (the “University”) pursuant to which the Company agreed to pay the University approximately $0.9 million, payable immediately, to sponsor certain research and to obtain the exclusive option to negotiate a license to commercially exploit any arising intellectual property as a result of the University’s research. During the six months ended June 30, 2019, the Company paid approximately $0.9 million in connection with the Research Agreement, which was recorded as prepaid expense and amortized to research and development expense on a straight-line basis over a one-year period. The Company recognized research and development expense of approximately $0.3 million related to the Research Agreement during the six months ended June 30, 2019. As of June 30, 2019, the balance of prepaid expense related to the Research Agreement was $595,825.

Litigation and Other Loss Contingencies

The Company records liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. During the six months ended June 30, 2019 and June 30, 2018, the Company did not record any expense for loss contingencies. As of June 30, 2019, the Company had no liabilities recorded for loss contingencies.

NOTE 8 — SUBSEQUENT EVENTS

Advance to a Related Party

On August 10, 2019 and August 28, 2019, on behalf of the Company, related parties advanced $174,358 to a related party that has shared officers and directors with the Company.

Reorganization — Closed

On July 16, 2019, the Company consummated a Reorganization with 180, Katexco, and CBR Pharma wherein 180, a private company, issued 100,000 common shares in exchange for 100% of the equity and equity equivalents of the Company, Katexco, and CBR Pharma. Katexco and CBR Pharma are related parties, as they share certain officers or directors with the Company. In connection with the Reorganization, the Company’s shareholders received 40,000 shares of 180 common stock and the Company became a 100% owned and operating subsidiary of 180. Katexco has been identified as the accounting acquirer for accounting and reporting purposes in connection with the Reorganization. As of the issuance date of these financial statements, Katexco had not yet completed the acquisition accounting.

Business Combination — Definitive Agreement

On July 25, 2019, the Company entered into a Business Combination agreement with KBL Merger Corp. IV, a special-purpose acquisition company and public company (“KBL”), KBL Merger Sub, Inc. (“Merger Sub”), 180, Katexco, CBR Pharma, and the Stockholder Representative in his capacity as representative of the equityholders of the Company and the stockholders of 180, Katexco, and CBR Pharma, pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the agreement, the Merger Sub will merge with and into 180, with 180 continuing as a wholly owned subsidiary of KBL after the closing. The Merger Sub will purchase 100% of the 100,000 shares of 180’s common stock outstanding as of the date of closing in exchange for 17.5 million shares of KBL common stock reduced by the number of shares equal to the amount of any liabilities of 180 in excess of $5 million at the closing, divided by $10. The Business Combination represents a recapitalization of 180.

180 THERAPEUTICS L.P.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018
(unaudited)

NOTE 8 — SUBSEQUENT EVENTS (cont.)

Kennedy License Agreement

On September 27, 2019, the Company entered into a license agreement (the “Kennedy License Agreement”) with the Kennedy Trust for Rheumatology Research (“Kennedy”) exclusively in the U.S., Japan, United Kingdom and countries of the European Union, for certain licensed patents (the “Kennedy Licensed Patents”), including the right to grant sublicenses, and the right to research, develop, sell or manufacture any pharmaceutical product (i) whose research, development, manufacture, use, importation or sale would infringe the Kennedy Licensed Patents absent the license granted under the Kennedy License Agreement or (ii) containing an antibody that is a fragment of or derived from an antibody whose research, development, manufacture, use, importation or sale would infringe the Kennedy Licensed Patents absent the license granted under the Kennedy License Agreement, for all human uses, including the diagnosis, prophylaxis and treatment of diseases and conditions.

As consideration for the grant of the Kennedy Licensed Patents, 180 LP paid Kennedy an upfront fee of £60,000. 180 LP will also pay Kennedy royalties equal to (i) 1% of the net sales for the first annual £1 million of net sales, and (ii) 2% of the net sales after the net sales are at or in excess of £1 million, as well as 25% of all sublicense revenue, provided that the amount of such percentage of sublicense revenue based on amounts which constitute royalties shall not be less than 1% on the first cumulative £1 million of net sales of the products sold by such sublicenses or their affiliates, and 2% on that portion of the cumulative net sales of the products sold by such sublicenses or their affiliates in excess of £1 million.

The term of the royalties paid by 180 LP to Kennedy will expire on the later of (i) the last valid claim of a patent included in the Kennedy Licensed Patents which covers or claims the exploitation of a product in the applicable country; (ii) the expiration of regulatory exclusivity for the product in the country; or (iii) 10 years from first commercial sale of the product in the country.

The Kennedy License Agreement may be terminated by 180 LP without cause by providing a 90-day notice.